EXHIBIT 107.1
Calculation of Filing Fee Tables
Form S-8
(Form Type)
EVERTEC, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.01 par value per share	Rule 457(c) and Rule 457(h)	5,250,000 (2)	$39.25(3)	$206,062,500	$92.70 per $1,000,000	$19,101.99
Total Offering Amounts					$206,062,500		$19,101.99
Total Fee Offsets (4)							$0
Net Fee Due							$19,101.99

(1)In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)Consists of 5,250,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of EVERTEC, Inc. (the “Company”) that became issuable under the Company’s 2022 Incentive Award Plan (the “2022 Plan”), which was approved by the Company’s stockholders on May 20, 2022 (the “Approval Date”) and became effective upon such approval. Pursuant to the terms of the 2022 Plan, the number of shares of Common Stock for which awards may be granted under the 2022 Plan shall be (i) 5,250,000 new shares of Common Stock, plus (ii) the number of shares remaining available for grant under the 2013 Equity Incentive Plan (the “2013 Plan”) as of the Approval Date (the “Unused Shares”), and plus (iii) any shares covered by awards under the 2013 Plan as of the Approval Date that again become available for grant pursuant to the terms of the 2022 Plan as of the Approval Date to the extent the shares underlying such awards are not issued because they are forfeited or settled or terminate without a distribution of shares of Common Stock (the “Carryover Shares”). Common Stock available for issuance under the Company’s 2013 Plan was registered on August 5, 2013 on Form S-8 (Registration No. 333-190381) (the “Prior Registration Statement”). The Unused Shares and any Carryover Shares are being made available for issuance under the 2022 Plan pursuant to a contemporaneously filed post-effective amendment to the Prior Registration Statement.

(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices ($39.54 and $38.96, respectively) of the Company’s Common Stock as reported on the New York Stock Exchange on August 2, 2022.

(4)The Company does not have any fee offsets.